UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2012 (Date of earliest event reported)
Firsthand Technology Value Fund, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	77-6100553 (IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)
(800) 976-8776 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 21, 2012 Firsthand Technology Value Fund, Inc. (the “Fund”) issued a press release announcing that Facebook completed its initial public offering and began trading on Friday. The Fund currently holds 600,000 shares of Facebook common stock, which closed its first day of trading at a price of $38.23 per share. The Fund’s cost basis in Facebook stock is approximately $31.50 per share. The Fund also announced today that its estimated gross assets as of May 18, 2012 were approximately $210 million, or $24.51 per share. The Company's press release issued May 21, 2012 is attached as Exhibit 99.1.

This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

99.1      Press Release dated May 21, 2012.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2012	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis President

Exhibit Index
Exhibit No.	Description
99.1	Press release dated May 21, 2012